The Clorox Company

Three Months Ended March 31, 2023
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	7%	(16)%	—%	—%	23%	7%	(16)%
Household	2	(12)	—	—	14	2	(12)
Lifestyle	15	—	—	—	15	15	—
International	1	(7)	—	(13)	21	14	(7)
Total	6%	(11)%	—%	(2)%	19%	8%	(11)%

Nine Months Ended March 31, 2023
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	—%	(19)%	—%	—%	19%	—%	(19)%
Household	2	(8)	—	—	10	2	(8)
Lifestyle	5	(6)	—	—	11	5	(6)
International	(1)	(6)	—	(11)	16	10	(6)
Total	1%	(12)%	—%	(2)%	15%	3%	(12)%

(1) This represents the net impact on net sales growth / (decrease) from pricing actions, mix and other factors.
(2) Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Non-GAAP Financial Information” below for reconciliation of organic sales growth / (decrease) to net sales growth / (decrease), the most directly comparable GAAP financial information.
(3) Organic volume represents volume excluding the effect of any acquisitions and divestitures.
Non-GAAP Financial Information
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company
The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended March 31, 2023
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	7%	2%	15%	1%	6%
Add: Foreign Exchange	—	—	—	13	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	7%	2%	15%	14%	8%

	Nine Months Ended March 31, 2023
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	—%	2%	5%	(1)%	1%
Add: Foreign Exchange	—	—	—	11	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	—%	2%	5%	10%	3%

The Clorox Company
Supplemental Unaudited Condensed Information – Gross Margin Drivers
The table below provides details on the drivers of gross margin change versus the year-ago period.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY22					FY23
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+90	+80	+100	+160	+110	+180	+170	+150
Price Changes	+50	+100	+170	+330	+160	+530	+680	+750
Market Movement (commodities)	-550	-510	-410	-350	-460	-330	-240	-230
Manufacturing & Logistics	-470	-640	-570	-290	-490	-350	-100	-120
All other (1) (2) (3) (4)	-210	-270	-50	+150	-100	-140	-190	+40
Change vs prior year	-1,090	-1,240	-760	0	-780	-110	+320	+590

Gross Margin (%)	37.1%	33.0%	35.9%	37.1%	35.8%	36.0%	36.2%	41.8%

(1)In Q1 and Q2 of fiscal year 2022, "All other" includes the negative impact from volume growth and mix and assortment.
(2)In Q4 of fiscal year 2022, "All other" includes the positive impact from lower trade promotion spending.
(3)In Q1 of fiscal year 2023, "All other" includes the negative impact from lower shipment volumes.
(4)In Q2 of fiscal year 2023, "All other" includes the negative impact from mix and assortment.

The Clorox Company
Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended March 31, 2023

Capital expenditures for the third quarter were $56 million versus $63 million in the year-ago quarter.
Depreciation and amortization expense for the third quarter was $60 million versus $57 million in the year-ago quarter.
Net cash provided by operations in the third quarter was $341 million, or 17.8% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation
Dollars in Millions and percentages based on rounded numbers

	Q3 Fiscal YTD 2023	Q3 Fiscal YTD 2022
Net cash provided by operations – GAAP	$728	$451
Less: Capital expenditures	$144	$172
Free cash flow – non-GAAP (1)	$584	$279
Free cash flow as a percentage of net sales – non-GAAP (1)	10.9%	5.3%
Net sales	$5,370	$5,306

(1)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company
Supplemental Unaudited Reconciliation of Earnings (Losses) Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in Millions and percentages based on rounded numbers

	FY 2022					FY 2023

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	9/30/2021	12/31/2021	3/31/2022	6/30/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Earnings before income taxes	$185	$93	$200	$129	$607	$116	$130	-$245
Interest income	-$1	-$1	-$1	-$2	-$5	-$2	-$3	-$4
Interest expense	$25	$23	$21	$37	$106	$22	$23	$24
EBIT (1)(3)	$209	$115	$220	$164	$708	$136	$150	-$225
EBIT margin (1)(3)	11.6%	6.8%	12.2%	9.1%	10.0%	7.8%	8.7%	-11.7%
VMS impairment (4)	$0	$0	$0	$0	$0	$0	$0	$445
Streamlined operating model (5)	$0	$0	$0	$0	$0	$19	$4	$21
Digital capabilities and productivity enhancements investment (6)	$12	$15	$15	$19	$61	$20	$25	$28
Adjusted EBIT – non-GAAP (2)(3)	$221	$130	$235	$183	$769	$175	$179	$269
Adjusted EBIT margin (2)(3)	12.2%	7.7%	13.0%	10.2%	10.8%	10.1%	10.4%	14.0%
Net sales	$1,806	$1,691	$1,809	$1,801	$7,107	$1,740	$1,715	$1,915

(1)EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)Adjusted EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions and other nonrecurring or unusual items as reported above). Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.
(3)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for comparability of performance over time. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)Reflects goodwill and trademarks impairment charges recorded during the third quarter of fiscal year 2023 related to the VMS business. Refer to the Non-GAAP Financial Information within the earnings release for further discussion.
(5)Reflects the restructuring and related implementation costs, net incurred by the company as part of the streamlined operating model. These expenses were primarily attributable to employee-related costs, as well as implementation and other associated costs. Refer to the Non-GAAP Financial Information within the earnings release for further discussion.
(6)Reflects the operating expenses incurred by the company related to its digital capabilities and productivity enhancements investment. The majority of these expenses relate to external consulting fees. The remaining expenses relate to internal IT project management and supporting personnel costs and other costs. Refer to the Non-GAAP Financial Information within the earnings release for further discussion.

The Clorox Company
Supplemental Unaudited Reconciliation of Adjusted Earnings (Losses) Per Share and Effective Tax Rate(7)(8)

(Dollars in millions except per share data)
	Diluted Earnings (Losses) per Share			Effective Tax Rate
	Three Months Ended March 31			Three Months Ended March 31
	2023	2022	% Change	2023	2022
As reported (GAAP)	$(1.71)	$1.21	(241)%	14.7%	23.9%
VMS impairment (1)(2)	2.92	—		9.1%	—
Streamlined operating model (3)	0.13	—		—	—
Digital capabilities and productivity enhancements investment (4)	0.17	0.10		—%	—%
As adjusted (Non-GAAP) (7)(8)	$1.51	$1.31	15%	23.8%	23.9%

	Diluted Earnings (Losses) per Share			Effective Tax Rate
	Nine Months Ended March 31			Nine Months Ended March 31
	2023	2022	% Change	2023	2022
As reported (GAAP)	$(0.22)	$2.91	(108)%	1,813.5%	23.3%
VMS impairment (1)(2)	2.92	—		(1,790.2)%	—
Streamlined operating model (3)	0.27	—		—	—
Digital capabilities and productivity enhancements investment (4)	0.45	0.26		0.1%	0.1%
As adjusted (Non-GAAP) (7)(8)	$3.42	$3.17	8%	23.4%	23.4%

	Full Year 2023 Outlook (Estimated Range)
	Diluted Earnings Per Share		Effective Tax Rate
	Low	High	Midpoint
As estimated (GAAP)	$0.45	$0.60	37%
VMS impairment	2.92	2.92	(13)%
Streamlined operating model (5)	0.35	0.35	—%
Digital capabilities and productivity enhancements investment (6)	0.63	0.63	—%
As adjusted (Non-GAAP) (7)(8)	$4.35	$4.50	24%

(1)During the quarter ended March 31, 2023, noncash impairment charges of goodwill and trademarks were recorded of $445 ($362 after tax) related to the VMS business.
(2)Includes the dilution impact of the difference between the diluted weighted-average shares used in calculating the diluted (losses) per share, as reported to the diluted weighted-average shares used in calculating the non-GAAP diluted earnings per share, as adjusted (124,183 shares and 124,027 shares, respectively).
(3)During the three and nine months ended March 31, 2023, the company incurred approximately $21 ($17 after tax) and $44 ($34 after tax), respectively, of restructuring and related implementation costs, net related to implementation of the streamlined operating model. Refer to the Non-GAAP Financial Information within the first quarter of fiscal year 2023 earnings release for further discussion.
(4)During the three and nine months ended March 31, 2023, the company incurred approximately $28 ($20 after tax) and $73 ($55 after tax), respectively, and during the three and nine months ended March 31, 2022 the company incurred approximately $15 ($11 after tax) and $42 ($32 after tax), respectively, of operating expenses related to its digital capabilities and productivity enhancements investment. Refer to the Non-GAAP Financial Information within the first quarter of fiscal year 2023 earnings release for further discussion.
(5)In FY23, the company expects to incur approximately $40-$60 ($30-$46 after tax) of restructuring and related implementation costs, net related to implementation of the streamlined operating model.
(6)In FY23, the company expects to incur approximately $95-$105 ($72-$80 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.
(7)Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(8)Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions, and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.